Exhibit 99.1

CECO Environmental Corp. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Information

In thousands, except share data

On February 28, 2013 (the “Closing Date”), CECO Environmental Corp. (the “Company” or “CECO”), through its wholly-owned subsidiary CECO Environmental Netherlands B.V. acquired 100% of the share capital of ATA Beheer B.V., a Netherlands private company (“ATA”), pursuant to the terms of a Share Purchase Agreement (“SPA”) among CECO and each of the shareholders of ATA (the “Sellers”). ATA and its subsidiaries (including Aarding Thermal Acoustics B.V.) (collectively, “Aarding”) are engaged in the business of designing, engineering, manufacturing and supplying gas turbine exhaust systems and acoustical systems for the power and petro-chemical market.

Proceeds at closing consisted of cash paid of €18,567 ($24,467 based upon the rate of exchange at the Closing Date) and €6,000 ($8,248 as of the Closing Date) with the issuance of 763,673 shares of the Company’s common stock computed by reference to the average closing price of the Company’s common stock for the ninety trading days immediately preceding the Aarding Closing Date. The common shares issued to the Sellers contain restrictions on sale or transfer for periods ranging from one to three years from the Closing Date. Accordingly, the fair value of the common stock issued has been determined to be $7,423, which reflects the estimated fair value of the shares based on the closing price of the Company’s common stock on the Closing Date and a discount related to the sale and transfer restrictions. The purchase price is subject to an increase estimated at €107 ($140 based upon the exchange rate at the Closing Date) as a result of Aarding cash balances, net of debt assumed, at higher amounts than anticipated on the Closing Date.

On August 27, 2013 CECO completed its acquisition of Met-Pro Corporation, a Pennsylvania corporation (“Met-Pro”). Pursuant to an Agreement and Plan of Merger, dated as of April 21, 2013, and amended as of August 5, 2013 (the “Merger Agreement”), among the Company, Mustang Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.), a Delaware limited liability company and wholly-owned subsidiary of the Company (“Successor Sub”), and Met-Pro, Merger Sub I merged with and into Met-Pro (the “First Merger”), with Met-Pro as the surviving corporation, and subsequently, also on August 27, 2013, the surviving corporation of the First Merger merged with and into Successor Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Successor Sub surviving as a wholly-owned subsidiary of the Company, and in connection with which Met-Pro was renamed “Met-Pro Technologies LLC.”

In the First Merger, Met-Pro’s shareholders had the option to elect to exchange each share of Met-Pro common stock for either (i) $13.75 in cash, without interest (the “Cash Consideration”), or (ii) shares of the Company’s common stock valued at $13.75 (the “Stock Consideration”), based on the volume weighted average trading price of the Company’s common stock for the 15-trading day period ending on August 26, 2013, the last trading day before the closing of the First Merger (the “Company Trading Price”), subject to a collar so that there was a maximum exchange ratio of 1.3520 shares of the Company’s common stock for each share of Met-Pro common stock and a minimum of 1.0000 share of the Company’s common stock for each share of Met-Pro common stock, subject to certain exceptions and with overall elections subject to proration so that approximately 53% of the shares of Met-Pro common stock outstanding immediately prior to the First Merger (treating all restricted stock units as outstanding shares and all in-the-money options as outstanding shares calculated using the treasury share method (“Equity Award Shares”)) would be exchanged for cash (which, together with the amount of cash paid for Equity Award Shares, was capped at $109.5 million) and approximately 47% of the shares of Met-Pro common stock outstanding immediately prior to the First Merger would be converted into the right to receive shares of Company common stock. At the effective time of the First Merger, approximately 51.6% of the shares of Met-Pro common stock converted into the right to receive the $13.75 Cash Consideration, for an approximate total of $104.4 million in aggregate Cash Consideration. The Company Trading Price was $12.6814. As a result, each of the remaining shares of Met-Pro common stock converted into the right to receive 1.0843 shares of Company common stock, or an approximate total of 7,726,235 shares of Company common stock in aggregate Stock Consideration.

In accordance with the proration and reallocation provisions of the Merger Agreement, because the $13.75 per share Cash Consideration was oversubscribed by Met-Pro shareholders prior to the election deadline on August 23, 2013 at 5:00 p.m. Eastern time (the “Election Deadline”), (a) each Met-Pro share for which a valid stock election was made or for which no valid cash or stock election was made prior to the Election Deadline was automatically cancelled and converted into the right to receive the Stock Consideration and (b) each Met-Pro shareholder of record that made a valid cash election prior to the Election Deadline will receive (i) the Cash Consideration for approximately 77.56% of such holder’s Met-Pro shares for which a valid cash election was made and (ii) the Stock Consideration for approximately 22.44% of such holder’s Met-Pro Shares for which a valid cash election was made. No fractional shares of Company common stock were issued to any Met-Pro shareholder in the First Merger. Each Met-Pro shareholder who would otherwise have been entitled to receive a fraction of a share of Company common stock in the First Merger received cash in an amount equal to the product obtained by multiplying (i) the fractional share interest which such holder would otherwise be entitled to receive by (ii) $12.6814 (which represents the Company Trading Price).

In addition, holders of outstanding Met-Pro options and restricted stock units received an aggregate amount of cash equal to approximately $4.9 million as consideration for the cancellation of the options and restricted stock units held by them as of immediately prior to the effective time of the First Merger.

The unaudited pro forma condensed combined balance sheet as of June 30, 2013 is presented as if the acquisition of Met-Pro had occurred on that date. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2012 and six months ended June 30, 2013 are presented as if the Aarding and Met-Pro acquisitions had occurred on January 1, 2012.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations that would have actually been reported had the acquisitions occurred as of the dates indicated, nor is it necessarily indicative of future consolidated financial position or results of operations. The unaudited pro forma condensed combined financial information does not include, nor does it assume, any benefits from cost savings or synergies of the combined operations or the costs necessary to achieve these cost savings, or synergies, and such differences may be material.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the audited financial statements of CECO and Aarding as of December 31, 2012 and Met-Pro as of January 31, 2013, and interim financial results of CECO as of June 30, 2013 and for the six months then ended and Met-Pro for the quarters ended January 31, 2013 and April 30, 2013, presented on a combined basis for a six month period. The estimated fair values of the assets acquired and liabilities assumed, and the related tax balances, are based on preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the purchase price measurement period as we finalize the valuations of the assets acquired and liabilities assumed, and the related tax balances. Such changes could result in material variances between the Company’s future financial results and the amounts presented in the unaudited pro forma information, including variances in the estimated purchase price, fair values recorded and expenses associated with these items.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, with Aarding’s historical consolidated financial statements and notes thereto included in the Company’s Current Report on Form 8-K/A filed with the SEC on May 8, 2013 and with Met-Pro’s historical consolidated financial statements and notes thereto included in Met-Pro’s Annual Report on Form 10-K/A for the year ended January 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended April 30, 2013.

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2013

(in thousands of USD, except per share amounts)	Historical CECO	Historical Met-Pro(1)		Proforma Adjustments	Proforma Condensed Combined
Current Assets:
Cash, cash equivalents and short-term investments	$5,066	$39,911	A	($20,128)	$24,849
Accounts receivable, net	$28,283	$15,310			$43,593
Costs and estimated earnings in excess of billings on uncompleted contracts	$13,713	$0			$13,713
Inventories, net	$6,080	$17,973	E	$2,802	$26,855
Prepaid expenses and other current assets	$6,682	$1,596			$8,278

TOTAL CURRENT ASSETS	$59,824	$74,790		($17,326)	$117,288
Property, plant and equipment, net	$5,529	$19,162	F	$6,327	$31,018
Goodwill	$27,578	$20,799	C	$85,407	$133,784
Intangible assets-finite life, net	$13,984		D	$35,810	$49,794
Intangible assets-indefinite life	$6,348		D	$11,910	$18,258
Deferred charges and other assets	$4,297	$2,820	C	($719)	$9,128
			R	$2,730

TOTAL ASSETS	$117,560	$117,571		$124,139	$359,270

Current Liabilities:
Accounts payable and accrued expenses	$20,101	$12,107	R	$2,730	$40,408
			S	$5,470
Billings in excess of costs and estimated earnings on uncompleted contracts	$12,114	$3,217			$15,331
Current debt	$1,579	$366	A	$4,875	$6,820

TOTAL CURRENT LIABILITIES	$33,794	$15,690		$13,075	$62,559
Long-term debt	$0	$2,170	A	$85,125	$87,295
Other liabilities	$6,471	$9,798			$16,269
Deferred income tax liability, net	$4,207	$2,118	G	$21,620	$27,945

TOTAL LIABILITIES	$44,472	$29,776		$119,820	$194,068
Shareholders’ equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, none issued or outstanding	$0	$0		$0	$0
Common stock, $0.01 par value; 100,000,000 shares authorized, 17,871,922 and 26,071,922 shares issued, 17,734,002 and 25,934,002 shares outstanding as of March 31, 2013 and pro forma, respectively	$179	$1,593	H	($1,593)	$255
			B	$76
Capital in excess of par value	$63,035	$5,032	H	($5,032)	$160,543
			B	$97,508
Retained earnings	$13,169	$99,218	H	($99,218)	$7,699
			S	($5,470)
Accumulated other comprehensive loss	($2,939)	($7,758)	H	$7,758	($2,939)

	$73,444	$98,085		($5,971)	$165,558
Less treasury stock	($356)	($10,290)	H	$10,290	($356)

TOTAL SHAREHOLDERS’ EQUITY	$73,088	$87,795		$4,319	$165,202

	$117,560	$117,571		$124,139	$359,270

(1)	Balance sheet information for Met-Pro Corporation is as of the fiscal quarter ended April 30, 2013.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR YEAR ENDED DECEMBER 31, 2012

(amounts in thousands, except per share amounts)

	Historical CECO	Historical Aarding(1)		Proforma Adjustments	Proforma Condensed Combined	Historical Met-Pro(2)		Proforma Adjustments	Proforma Condensed Combined
Net sales	$135,052	$35,274	I	($522)	$169,804	$109,942			$279,746
Cost of sales	$92,609	$27,004	I	($522)	$119,091	$72,155	E	$1,124	$193,437
							F	$1,067

GROSS PROFIT	$42,443	$8,270		$0	$50,713	$37,787		($2,191)	$86,309
Selling and administrative	$25,429	$3,925	J, K	$0	$29,354	$25,909	Q	($138)	$54,591
							P	($534)
Amortization	$331	$12	L	$1,626	$1,969	$0	D	$4,838	$6,807

INCOME FROM OPERATIONS	$16,683	$4,333		($1,626)	$19,390	$11,878		($6,357)	$24,911
Other (expense) income, net	($152)	($353)			($505)	$154	M	($51)	($402)
Interest expense	($1,168)	($162)	M	($62)	($1,392)	($166)	O	($2,016)	($4,120)
							R	($546)

INCOME BEFORE TAXES	$15,363	$3,818		($1,688)	$17,493	$11,866		($8,970)	$20,389
Income tax expense	$4,513	$1,200	N	($422)	$5,291	$3,821	N	($3,050)	$6,062

NET INCOME	$10,850	$2,618		($1,266)	$12,202	$8,045		($5,920)	$14,327

Per share data:
Basic net income per share	$0.73				$0.78				$0.61
Diluted net income per share	$0.65				$0.68				$0.56
Weighted average number of common shares outstanding:
Basic	14,813,186			763,673	15,576,859			7,726,235	23,303,094
Diluted	17,246,058			763,673	18,009,731			7,726,235	25,735,966

(1)	Results for Aarding have been converted from Euros to U.S. Dollars using the exchange rate as of February 28, 2013 (the Closing Date) of 1.3084.
(2)	Statement of Income information for Met-Pro Corporation is for the fiscal year ended January 31, 2013.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR PERIOD ENDED JUNE 30, 2013

(amounts in thousands, except per share amounts)

	Historical CECO	Historical Aarding(1)(2)		Proforma Adjustments	Proforma Condensed Combined	Historical Met-Pro (3)		Proforma Adjustments	Proforma Condensed Combined
Net sales	$78,794	$5,356	I	$0	$84,150	$48,944			$133,094
Cost of sales	$53,313	$3,402	I	$0	$56,715	$31,459	F	$534	$88,708

GROSS PROFIT	$25,481	$1,954		$0	$27,435	$17,485		($534)	$44,386
Selling and administrative	$14,692	$1,617	J, K	$0	$16,309	$11,749	P	($267)	$27,791
Acquisition Expenses	$3,394	$0	Q	($532)	$2,862	$1,393	Q	($4,066)	$189
Amortization	$750	$0	L	$305	$1,055	$0	D	$2,419	$3,474

INCOME FROM OPERATIONS	$6,645	$337		$227	$7,209	$4,343		$1,380	$12,932
Other (expense) income, net	$72	$0		$0	$72	$29	M	($25)	$76
Interest expense	($251)	$73	M	($11)	($189)	($76)	O	($1,008)	($1,546)
							R	($273)

INCOME BEFORE TAXES	$6,466	$410		$216	$7,092	$4,296		$74	$11,462
Income tax expense	$1,215	$120	N	$54	$1,389	$1,689	N	$25	$3,103

NET INCOME	$5,251	$290		$162	$5,703	$2,607		$49	$8,359

Per share data:
Basic net income per share	$0.30				$0.32				$0.33
Diluted net income per share	$0.29				$0.31				$0.32
Weighted average number of common shares outstanding:
Basic	17,416,118			323,092	17,739,210			7,726,235	25,465,445
Diluted	18,066,539			323,092	18,389,631			7,726,235	26,115,866

(1)	Results for Aarding have been converted from Euros to U.S. Dollars using the exchange rate as of February 28, 2013 (the Closing Date) of 1.3084.
(2)	Includes Aarding results from January 1, 2013 to February 28, 2013.
(3)	Statement of Income information for Met-Pro Corporation is for the fiscal quarters ended April 30, 2013 and January 31, 2013, presented on a combined basis for a six month period.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(All amounts in thousands of US Dollars, unless otherwise noted)

1. Description of Transaction

On February 28, 2013 (the “Closing Date”), CECO Environmental Corp. (the “Company” or “CECO”), through its wholly-owned subsidiary CECO Environmental Netherlands B.V. acquired 100% of the share capital of ATA Beheer B.V., a Netherlands private company (“ATA”), pursuant to the terms of a Share Purchase Agreement (“SPA”) among CECO and each of the shareholders of ATA (the “Sellers”). ATA and its subsidiaries (including Aarding Thermal Acoustics B.V.) (collectively, “Aarding”) are engaged in the business of designing, engineering, manufacturing and supplying gas turbine exhaust systems and acoustical systems for the power and petro-chemical market.

Proceeds at closing consisted of cash paid of €18,567 ($24,467 based upon the rate of exchange at the Closing Date) and €6,000 ($8,248 as of the Closing Date) with the issuance of 763,673 shares of the Company’s common stock computed by reference to the average closing price of the Company’s common stock for the ninety trading days immediately preceding the Closing Date. The common shares issued to the Sellers contain restrictions on sale or transfer for periods ranging from one to three years from the Closing Date. Accordingly, the fair value of the common stock issued has been determined to be $7,423, which reflects the estimated fair value of the shares based on the closing price of the Company’s common stock on the Closing Date and a discount related to the sale and transfer restrictions. The purchase price is subject to an increase estimated at €107 ($140 based upon the exchange rate at the Closing Date) as a result of Aarding cash balances, net of debt assumed, at higher amounts than anticipated on the Closing Date.

Of the total consideration paid, €4,000 ($5,234 based upon the rate of exchange at the Closing Date) is contingent upon the future employment by the Sellers and, therefore, has been classified as prepaid compensation by the Company.

The SPA also includes contingent cash earn out payments of up to €5,500 ($7,195 based upon the rate of exchange at the Closing Date) if EBITDA targets, as defined in the SPA, are met for periods during 2013 through 2017. Such earn out payments are contingent upon the continued employment of the Sellers. Accordingly, no value for the potential earn out consideration has been allocated to the purchase price of Aarding as any such payments will be reported as future compensation expense by the Company.

On August 27, 2013, CECO completed its acquisition of Met-Pro Corporation, a Pennsylvania corporation (“Met-Pro”). Pursuant to an Agreement and Plan of Merger, dated as of April 21, 2013, and amended as of August 5, 2013 (the “Merger Agreement”), among the Company, Mustang Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Mustang Acquisition II LLC (formerly known as Mustang Acquisition II Inc.), a Delaware limited liability company and wholly-owned subsidiary of the Company (“Successor Sub”), and Met-Pro, Merger Sub I merged with and into Met-Pro (the “First Merger”), with Met-Pro as the surviving corporation, and subsequently, also on August 27, 2013, the surviving corporation of the First Merger merged with and into Successor Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Successor Sub surviving as a wholly-owned subsidiary of the Company, and in connection with which Met-Pro was renamed “Met-Pro Technologies LLC.”

In the First Merger, Met-Pro’s shareholders had the option to elect to exchange each share of Met-Pro common stock for either (i) $13.75 in cash, without interest (the “Cash Consideration”), or (ii) shares of the Company’s common stock valued at $13.75 (the “Stock Consideration”), based on the volume weighted average trading price of the Company’s common stock for the 15-trading day period ending on August 26, 2013, the last trading day before the closing of the First Merger (the “Company Trading Price”), subject to a collar so that there was a maximum exchange ratio of 1.3520 shares of the Company’s common stock for each share of Met-Pro common stock and a minimum of 1.0000 share of the Company’s common stock for each share of Met-Pro common stock, subject to certain exceptions and with overall elections subject to proration so that approximately 53% of the shares of Met-Pro common stock outstanding immediately prior to the First Merger (treating all restricted stock units as outstanding shares and all in-the-money options as outstanding shares calculated using the treasury share method (“Equity Award Shares”)) would be exchanged for cash (which, together with the amount of cash paid for Equity Award Shares, was capped at $109.5 million) and approximately 47% of the shares of Met-Pro common stock outstanding immediately prior to the First Merger would be converted into the right to receive shares of Company common stock. At the effective time of the First Merger, approximately 51.6% of the shares of Met-Pro common stock converted into the right to receive the $13.75 Cash Consideration, for an approximate total of $104.4 million in aggregate Cash Consideration. The Company Trading Price was $12.6814. As a result, each of the remaining shares of Met-Pro common stock converted into the right to receive 1.0843 shares of Company common stock, or an approximate total of 7,726,235 shares of Company common stock in aggregate Stock Consideration.

In accordance with the proration and reallocation provisions of the Merger Agreement, because the $13.75 per share Cash Consideration was oversubscribed by Met-Pro shareholders prior to the election deadline on August 23, 2013 at 5:00 p.m. Eastern time (the “Election Deadline”), (a) each Met-Pro share for which a valid stock election was made or for which no valid cash or stock election was made prior to the Election Deadline was automatically cancelled and converted into the right to receive the Stock Consideration and (b) each Met-Pro shareholder of record that made a valid cash election prior to the Election Deadline will receive (i) the Cash Consideration for approximately 77.56% of such holder’s Met-Pro shares for which a valid cash election was made and (ii) the Stock Consideration for approximately 22.44% of such holder’s Met-Pro Shares for which a valid cash election was made. No fractional shares of Company common stock were issued to any Met-Pro shareholder in the First Merger. Each Met-Pro shareholder who would otherwise have been entitled to receive a fraction of a share of Company common stock in the First Merger received cash in an amount equal to the product obtained by multiplying (i) the fractional share interest which such holder would otherwise be entitled to receive by (ii) $12.6814 (which represents the Company Trading Price).

In addition, holders of outstanding Met-Pro options and restricted stock units received an aggregate amount of cash equal to approximately $4.9 million as consideration for the cancellation of the options and restricted stock units held by them as of immediately prior to the effective time of the First Merger.

As a result of the First Merger, shares of Met-Pro common stock have ceased trading on the New York Stock Exchange and were delisted.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical consolidated financial statements of CECO and Aarding as of December 31, 2012 and for the year then ended. All Euro amounts were converted to U.S. dollars using the exchange rate at the close of business on the Closing Date. The historical financial statements of Aarding included in the unaudited pro forma consolidated financial information, prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), were derived from the historical consolidated financial statements of Aarding that were prepared in accordance with Title 9 Book 2 of the Netherlands Civil Code and reconciled to U.S. GAAP at Note 9 at Exhibit 99.1 to CECO’s Form 8-K/A filed with the SEC on May 8, 2013. Certain reclassifications were made to the overall presentation of the historical Aarding consolidated financial statements to conform to CECO’s presentation.

The unaudited pro forma condensed combined balance sheet as of June 30, 2013 is presented as if the acquisition of Met-Pro had occurred on that date. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2012 and six months ended June 30, 2013 are presented as if the Aarding and Met-Pro acquisitions had occurred on January 1, 2012.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations that would have actually been reported had the acquisitions occurred as of January 1, 2012 or June 30, 2013, nor is it necessarily indicative of future consolidated financial position or results of operations. The unaudited pro forma condensed combined financial information does not include, nor does it assume, any benefits from cost savings or synergies of the combined operations or the costs necessary to achieve these cost savings, or synergies, and such differences may be material.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the audited financial statements of CECO and Aarding as of December 31, 2012 and Met-Pro as of January 31, 2013, and interim financial results for CECO as of June 30, 2013 and the six months then ended and Met-Pro for the quarters ended January 31, 2013 and April 30, 2013, presented on a combined basis for a six month period. The estimated fair values of the assets acquired and liabilities assumed, and the related tax balances, are based on preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the purchase price measurement period as we finalize the valuations of the assets acquired and liabilities assumed, and the related tax balances. Such changes could result in material variances between the Company’s future financial results and the amounts presented in the unaudited pro forma information, including variances in the estimated purchase price, fair values recorded and expenses associated with these items.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, with Aardings historical consolidated financial statements and notes thereto included in the Company’s Current Report on Form 8-K/A filed with the SEC on May 8, 2013 and with Met-Pro’s historical consolidated financial statements and notes thereto included in Met-Pro’s Annual Report on Form 10-K/A as amended, for the year ended January 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended April 30, 2013.

Acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. The unaudited pro forma condensed combined statements of income do not include acquisition-related transaction costs.

3. Assets Acquired and Liabilities Assumed

A summary of the total purchase price consideration to be allocated by CECO in the acquisition of Met-Pro is provided below.

Cash payments at Closing	$110,128
Value of common stock transferred	97,584

Total purchase price consideration to be allocated	$207,712

The preliminary estimated assets acquired and liabilities assumed by CECO in the acquisition of Met-Pro, reconciled to the consideration transferred, are provided below and are presented as if the acquisition had occurred on June 30, 2013.

Book value of net assets acquired	$87,795
Adjustment for elimination of historical goodwill	(20,799)
Adjustment for elimination of historical intangible	(719)

Adjusted book value of net tangible assets acquired	66,277
Adjustments to:
Fair Market Value Tangible Assets	9,129
Goodwill	106,206
Intangible assets—finite life	35,810
Intangible assets—indefinite life	11,910
Deferred tax liability	(21,620)

Total purchase price consideration to be allocated	$207,712

4. Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of Transaction; Note 2 Basis of Presentation; and Note 3. Assets Acquired and Liabilities Assumed.

Adjustments under the heading “Pro Forma Adjustments” represent the following:

A.	To record the cash consideration paid at closing of $110,128 consisting of available cash on hand of $20,128, current debt of $4,875 and long term debt of $85,125.

B.	To record the issuance of an estimated 7.7 million shares of CECO common stock with an estimated value of $97,584.

C.	To record the preliminary estimated residual goodwill of $106,206 and eliminate the Met-Pro historical goodwill and intangibles of $20,799 and $719, respectively.

D.	To record the preliminary estimated fair value of intangible assets acquired from Met-Pro. CECO engaged a third party valuation specialist to assist management. Based on the preliminary assessment, the acquired intangible asset categories, fair value and average amortization periods are as follows:

	Fair Value	Average Amortization Method/Period	Estimated Annual Amortization Expense
Intangible assets—finite life Customer relationships and other	$32,480	Cash flow	$4,345
Intangible assets—finite life Technology	$3,330	Cash flow	$493
Intangible assets—indefinite life Tradename	$11,910	Indefinite	$0
Total	$47,720		$4,838

The preliminary estimated fair value of customer relationships is based upon estimated discounted cash flows associated with existing customers and projects using historical and market participant data. The preliminary estimated fair value of the tradename and technology is based on the “relief from royalty” method under which fair value is estimated to be the present value of royalties saved because the Company owns the tradename and technology and, therefore, does not have to pay a royalty for its use.

E.	To record step up to fair value on acquired WIP and FG inventory of $2,802, of which $1,678 represents step up to fair value of an existing LIFO reserve and $1,124 non-LIFO related step up to fair value. LIFO method of accounting was continued by CECO and the non-LIFO related step up to fair value is expensed as cost of goods sold in the first 12 months.

F.	To record step up on acquired personal and real property of $6,327 and the associated depreciation expense. The personal property is to be depreciated over an average of 4 years, and the real property over an average of 20 years, for incremental depreciation of $1,067 annually, or $534 per six month period.

G.	To recognize the deferred tax liability on the step-up in basis of Met-Pro based on the estimated (future) effective tax rate of CECO of 38%.

H.	To eliminate shareholders’ equity of Met-Pro as of the date of the acquisition.

I.	To eliminate intercompany balances and transactions between CECO and Aarding for the periods, as follows:

Intercompany sales for the year ended December 31, 2012	$522
Intercompany sales for the period ended June 30, 2013	$0

J.	Of the total consideration paid for the purchase of ATA on February 28, 2013, €4 million ($5.2 million based upon the rate of exchange at February 28, 2013) is refundable to the Company absent the continued employment of the Sellers and vests equally at the end of each year for up to five years after closing. This paid consideration was recorded as prepaid compensation and will be expensed for the amount vested during each period. Approximately $1.0 million could be expensed each year on a monthly basis for the next five years. If the Sellers would discontinue employment, any previously recognized expense for the amount forfeited by the Sellers would be reversed.

K.	The SPA for the purchase of ATA also includes contingent cash earn out payments of up to €5.5 million ($7.2 million based upon the rate of exchange at February 28, 2013) if EBITDA targets, as defined in the SPA, are met for periods during 2013 through 2017. Such earn out payments are contingent upon the continued employment of the Sellers. The earn out payments will be expensed as earned. Based on Management’s projected ATA EBITDA for the next five years, approximately $1.4 million could be expensed each year. If the Sellers would discontinue employment, or if EBITDA targets are ultimately not achieved, any previously recognized expense for the amount forfeited by the Sellers would be reversed.

The potential compensation expense resulting from the above two arrangements are not reflected in the pro forma condensed combined statements of income because the ultimate level of such expense for any period is not now factually supportable.

L.	To record the preliminary estimated fair value of intangible assets acquired from Aarding, CECO engaged a third party valuation specialist to assist management. Based on preliminary assessment, the acquired intangible asset categories, fair value and average amortization period are as follows:

	Fair Value	Average Amortization Method/ Period	Estimated Annual Amortization Expense
Intangible assets—finite life Customer relationships	$7,837	Cash flow	$1,015
Intangible assets—finite life Technology	$5,077	Cash flow	$423
Intangible assets—finite life Non-compete	$563	3 years	$188
Intangible assets—indefinite life Tradename	$2,865	Indefinite	$—

The estimated fair value of customer relationships and non-competes are based upon estimated discounted cash flows associated with existing customers and projects and employment agreements using historical and market participant data. The preliminary estimated fair value of the tradename and technology are based on the “relief from royalty” method under which fair value is estimated to be the present value of royalties saved because CECO owns the tradename and technology, therefore, does not have to pay a royalty for its use.

M.	To adjust for foregone interest income on cash paid for the acquisition(s). The estimated amount of foregone interest is based on an estimated 0.25% yield based on average available short-term interest rates during such time.

N.	To record the recognition of the income tax consequences of the pro forma adjustments herein. The adjustments have been tax effected at estimated statutory rates.

O.	To record interest on the revolving credit facility and term loan facility under CECO’s credit facilities in connection with the Met-Pro acquisition at 90 Day LIBOR plus 200bps (2.24% which was the market rate as of November 11, 2013).

P.	To eliminate Met-Pro’s net periodic pension expense component related to cumulative actuarial losses.

Q.	To eliminate acquisition expenses recorded by CECO and Met-Pro. Such acquisition expenses consist of legal, investment banking, accounting, and other transaction-related expenses associated with the Mergers.

R.	To record approximately $2,730 of deferred charges related to debt issuance costs and commitment fees associated with the debt facilities and record the expense of $546 annually, or $273 per six month period.

S.	To record the accrual and offsetting charge to retained earnings for the estimated acquisition related expenses totaling approximately $5,470 which will be incurred and paid in 2013. No adjustment has been made to the unaudited pro forma condensed combined statement of income for these costs as they are non-recurring.